CONSULTING AGREEMENT


      AGREEMENT made effective as of the 1st day of November, 1997 by and between HYDRON TECHNOLOGIES, INC. (the "Company"), a New York corporation having its offices at 1001 Yamato Road, Suite 403, Boca Raton, Florida 33431 and GLORIA BARTON (the "Consultant"), residing at Ten Logan Place, Rowayton, Connecticut 06853.

                             W I T N E S S E T H :

      WHEREAS, the Consultant has acquired considerable knowledge and expertise with respect to the development and marketing of health and beauty products in general and color cosmetics in particular; and,

      WHEREAS, the Company desires to obtain the benefits of the Consultant's knowledge and expertise and the Consultant is agreeable thereto.

      NOW, THEREFORE, in consideration of the mutual covenants, conditions and promises contained herein, the parties hereby agree as follows:

      1.    Scope of Agreement.

            (a) The Company hereby retains the Consultant, and the Consultant hereby accepts and agrees, to serve as an independent general advisor and consultant to the Company on all matters relating to marketing of the Company's health and beauty products in general and color cosmetics in particular. The Consultant shall perform the following services: advise and consultation with respect to product development, production, packaging and marketing of existing and hereinafter developed products of the Company (the "Products").

            (b) The Consultant's services shall be provided principally within Rowayton, Connecticut, and at such other place or places and at such time or times, on reasonable notice, as the officers of the Company shall reasonably determine from time to time. In the event the Consultant shall travel outside Connecticut at the request of the Company, then is such event, the Company shall pay to the Consultant the reasonable expenses of such traveling.

      2.    Term; Renewal.

            (a) The term of this Agreement shall commence as of November 1, 1997 and terminate on October 31, 1998.

            (b) Prior to October 31, 1998 the parties hereto agree to negotiate in good faith one or more extensions of the term of this Agreement.

      3.    Consideration; Reimbursement of Expenses.

            (a) In full consideration of the services to be performed hereunder by the Consultant throughout the term of this Agreement, the Company agrees to pay to the Consultant the sum of $3,000 per month for each month during the first six months of the term of this Agreement and $5,000 per month for the remaining six months of the term of this Agreement.

            (b) Except as hereinafter expressly set forth, each party agrees to be responsible for any and all expenses incurred by or on behalf of such party in connection with the performance of its duties hereunder. The Company agrees to reimburse the Consultant for reasonable out-of-pocket expenses incurred by the Consultant on behalf of the Company, as the Company shall, in its absolute discretion, approve in advance. Under no circumstances shall the Company be liable for any expense in excess of $250.00 not approved in writing in advance by the Company or without submission of proper documentation therefore.

      4.     Ownership of the Products and Intellectual Property.

            (a) Any and all of the Products, as well as, including but without limitation, pamphlets, books, reports, drawings, specifications, prototypes, laboratory models, inventions, improvements and/or discoveries (whether or not patentable) developed during or after the term of this Agreement, as well as any and all of the packaging, advertising copy, design, trademarks, tradenames and copyrights relating to the Products (collectively the "Intellectual Property"), are, and shall remain, the exclusive property of the Company.

            (b) At any time and from time to time, at the request of Company and without further cost or expense to Company, the Consultant shall execute and deliver such instruments of conveyance, transfer or assignment and take such other actions as Company may request in order to vest in Company good and marketable title to the Products and the Intellectual Property. In furtherance thereof, the Consultant hereby grants to Company an irrevocable power of attorney to effect same in the name and stead of Consultant. The Company need not take any other action, nor have any other documents executed, to effect such power of attorney; and the Consultant expressly acknowledges and agrees that such power of attorney is irrevocable and shall be deemed to be coupled with an interest.

      5. Prohibited Action. The Consultant shall not engage in any acts or conduct and shall not make any statement which can reasonably be expected to have an adverse affect on the business, financial condition or reputation of the Company or the Products.


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

      6. Confidential Information. The Consultant shall not directly or indirectly either during the term of this Agreement or thereafter, disclose to anyone (except in the regular course of the Company's business), or use in competition with the Company, any information acquired by the Consultant during the period the Consultant is performing services for the Company with respect to the Company's operations or affairs (including, but not limited to, Products, Product formulation and specification, names, addresses and requirements of customers or prospective customers, and the business methods, procedures, programs and forms of the Company, all of which the Consultant acknowledges to be confidential).

      7. Relationship of the Consultant to the Company. The Consultant shall be an independent contractor; in no event shall the Consultant be considered an agent of the Company. Under no circumstances shall the Consultant have, or claim to have, power of decision in any activities on behalf of the Company.

      8. Equitable Relief. In the event the Consultant shall commit or cause to commit a breach of this Agreement (including, but not limited to, the provisions of Sections 4, 5, 6 and 7 hereof), then in any such event, the Consultant hereby consents to the granting of a temporary or permanent injunction against her by any court of competent jurisdiction prohibiting such violations of any provision of this Agreement. In any proceeding for an injunction and upon any motion for a temporary or permanent injunction, the Consultant agrees that her ability to answer in damages shall not be a bar or interposed as a defense to the granting of such temporary or permanent injunction against the Consultant. The Consultant further agrees that the Company will not have an adequate remedy at law in the event of any breach by the Consultant hereunder and the Company will suffer irreparable damage and injury if any of such provisions of this Agreement are breached.

      9. Survival. The provisions of Sections 4, 5, 6, 7 and 8 shall survive the termination of this Agreement.

      10. Cumulative Rights. The rights and remedies granted in this Agreement are cumulative and not exclusive, and are in addition to any and all other rights and remedies granted and permitted under and pursuant to law.

      11. No Waiver. The failure of any of the parties hereto to enforce any provision hereof on any occasion shall not be deemed to be a waiver of any preceding or succeeding breach of such provision or any other provision.

      12. Entire Agreement. This Agreement constitutes the entire agreement and understanding of the parties hereto and no amendment, modification or waiver of any provision herein shall be effective unless in writing, executed by the party charged therewith.


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

      13. Governing Law. This Agreement shall be construed, interpreted and enforced in accordance with and shall be governed by the laws of the State of Florida without regard to the principles of conflicts of laws. Each party hereto hereby irrevocably consents to the exclusive jurisdiction and venue of the courts of the State of Florida and of any United States District Court located within the State of Florida with regard to any and all actions or proceedings arising out of, or relating to, this Agreement, and agrees that service of process may be made in the manner for providing notice, as specified in paragraph 16 hereof.

      14. Assignment and Delegation of Duties. This Agreement may not be assigned by the parties hereto, and any attempted assignment hereof shall be void and of no effect. This Agreement is in the nature of a personal service contract and the duties imposed hereby are non-delegable.

      15. Paragraph Headings. The paragraph headings herein have been inserted for convenience of reference only, and shall in no way modify or restrict any of the terms or provisions hereof.

      16. Notices. Any notice or other communication under the provisions of this Agreement shall be in writing, and shall be given by postage prepaid, registered or certified mail, return receipt requested, by hand delivery with an acknowledgment copy requested, or by the Express Mail service offered by the United States Post Office, directed to the addresses set forth above, or to any new address of which any party hereto shall have informed the others by the giving of notice in the manner provided herein. Such notice or communication shall be effective, if sent by mail, three (3) days after it is mailed within the continental United States; if sent by Express Mail service, one day after it is mailed; or by hand delivery, upon receipt.

      17. Unenforceability; Severability. If any provision of this Agreement is found to be void or unenforceable by a court of competent jurisdiction, then the remaining provisions of this Agreement, shall, nevertheless, be binding upon the parties with the same force and effect as though the unenforceable part had been severed and deleted.

      18. No Third Party Rights. The representations, warranties and other terms and provisions of this Agreement are for the exclusive benefit of the parties hereto, and no other person shall have any right or claim against any party by reason of any of those terms and provisions or be entitled to enforce any of those terms and provisions against any party.

      19. Counterparts. This Agreement may be executed in counterparts, all of which shall be deemed to be duplicate originals.


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      IN WITNESS WHEREOF, the parties hereto have executed this instrument the date first above written.

HYDRON TECHNOLOGIES, INC.


                              By:_____________________________________________
                                    Richard Tauman, Executive Vice President

                              ________________________________________________
                                                 DATE




                              ________________________________________________
                                             GLORIA BARTON

                              ________________________________________________
                                                 DATE


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